EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES ELECTION OF
KATHARINE BARTLETT AND BRUCE BYRNES
TO ITS BOARD OF DIRECTORS

Natick, MA (July 29, 2009) -- Boston Scientific Corporation (NYSE: BSX) today announced that the Company’s Board of Directors has elected Katharine T. Bartlett and Bruce L. Byrnes as Directors.

Bartlett, 62, is the A. Kenneth Pye Professor of Law at the Duke University School of Law, where she served as Dean from 2000-2007, leading the law school through a period of major strategic expansion.  During Bartlett's tenure as Dean, the Law School was recognized by the American Bar Association five times for excellence in student leadership, leadership education and public interest programming. In addition, she was honored by Equal Justice Works in 2006 with its Dean of the Year award for support of public interest programs for law students, and by Duke University in 1994 as Scholar/Teacher of the Year.  She earned a B.A. degree from Wheaton College, magna cum laude, Phi Beta Kappa; an M.A. degree from Harvard University; and a J.D. degree from the Boalt Hall School of Law at the University of California, Berkeley, where she served as an editor of the Law Review.

Byrnes, 61, is a retired Vice Chairman of the Board for The Procter and Gamble Company.  During his 38-year career with Proctor and Gamble, Mr. Byrnes served as Vice Chairman of the Board and as President for several global divisions, including health care.  Mr. Byrnes is a Director of Cincinnati Bell Inc., and he served as a trustee of the Cincinnati Art Museum.  He holds a B.A. degree from Princeton University.

“We are very pleased to welcome Kate and Bruce to Boston Scientific,” said Pete Nicholas, Chairman of the Boston Scientific Board of Directors.  “Kate is a leading scholar in the areas of law and public policy, while Bruce is a highly regarded business executive with a wealth of hands-on experience in global health care markets.  We look forward to the valuable contributions I know both will make to our Company in the coming years.”

With the election of Bartlett and Byrnes, the Boston Scientific Board increases to 13 members.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our leadership and corporate governance.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific